CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for Sovereign Bond Fund in the John Hancock Income Funds Prospectus and "Independent Auditors" in the John Hancock Sovereign Bond Fund Class A and Class B Shares Statement of Additional Information in Post-Effective Amendment No. 42 to the Registration Statement (Form N1-A, No. 2-48925) dated May 1, 1997.

We also consent to the incorporation by reference therein of our report dated February 7, 1997 with respect to the financial statements and financial highlights of the John Hancock Sovereign Bond Fund in the Form N-1A.



                                                  /s/ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 1997